April 30, 2025

Bertolet Capital Trust

745 Fifth Avenue, Suite 500

New York, NY 10151

Re: Bertolet Capital Trust, File Nos. 333-102850 and 811-21291

Gentlemen:

A legal opinion that we prepared was filed with Post-Effective Amendment No. 5 to the Bertolet Capital Trust Registration Statement (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 32 under the Securities Act of 1933 (Amendment No. 33 under the Investment Company Act of 1940) (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP